UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2010

PepsiCo, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	1-1183	13-1584302
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Anderson Hill Road Purchase, New York 10577
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (914) 253-2000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

On February 17, 2010:  (i) the stockholders of The Pepsi Bottling Group, Inc. (“PBG”) approved the adoption of the Agreement and Plan of Merger dated as of August 3, 2009 among PepsiCo, Inc. (the “Company”), PBG and Pepsi-Cola Metropolitan Bottling Company, Inc., a wholly owned subsidiary of the Company (“Metro”), (the “PBG Merger Agreement”) at PBG’s Special Meeting of Stockholders held on that date; and (ii) the stockholders of PepsiAmericas, Inc. (“PAS”) approved the adoption of the Agreement and Plan of Merger dated as of August 3, 2009 among the Company, PAS and Metro (the “PAS Merger Agreement” and, together with the PBG Merger Agreement, the “Merger Agreements”) at PAS’ Special Meeting of Stockholders held on that date.

The Merger Agreements provide that, upon the terms and subject to the conditions set forth therein, PBG and PAS will be merged with and into Metro, with Metro continuing as the surviving corporation and a wholly-owned subsidiary of the Company.

The Company hopes to close the acquisitions, which remain subject to regulatory approvals and the satisfaction of other customary closing conditions, by the end of February 2010.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by PepsiCo, Inc. on February 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPSICO, INC.

Date:	February 17, 2010	By:	/s/ Thomas H. Tamoney, Jr.
			Name:	Thomas H. Tamoney, Jr.
			Title:	Senior Vice President, Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release issued by PepsiCo, Inc. on February 17, 2010.